CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of:

(i) our report dated December 16, 2013, relating to the financial statements and financial highlights which appears in the October 31, 2013 Annual Report to Shareholders of Vanguard Developed Markets Index Fund (constituting a separate portfolio of Vanguard STAR Funds), which is also incorporated by reference in this Registration Statement; and

(ii) our report dated February 14, 2013, relating to the financial statements and financial highlights which appears in the December 31, 2012 Annual Report to Shareholders of Vanguard Tax-Managed International Fund (constituting a separate portfolio of Vanguard Tax-Managed Funds), which is also incorporated by reference in this Registration Statement.

We also consent to the references to us under the headings “Financial Highlights” and “Independent Auditor” in this Registration Statement, as well as under the headings “Financial Highlights” in the Prospectus and “Service Providers” and “Financial Statements” in the Statements of Additional Information with respect to Vanguard Developed Markets Index Fund and Vanguard Tax-Managed International Fund, which are included and/or incorporated by reference into this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
January 17, 2014